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                                                            Exhibit 3.1(a)(viii)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        SOUTHERN PERU COPPER CORPORATION

                           ---------------------------



         Southern Peru Copper Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the amendment set forth below to the Corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         ARTICLE FIRST is amended to read as follows:

                  FIRST: The name of the Corporation is

                             SOUTHERN PERU LIMITED.

         IN WITNESS WHEREOF, this Certificate of Amendment, which amends the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware, has been executed by its duly authorized officer this 29th day of December, 1995.


                                  SOUTHERN PERU COPPER CORPORATION

                                       /s/ Charles G. Preble
                                       -----------------------------------------
                                       Charles G. Preble
                                       President